Date:    October 25, 1999


From:
Datakey, Inc.
407 West Travelers Trail
Burnsville, MN  55337
Alan Shuler, CFO
(612) 808-2349
ashuler@datakey.com


FOR IMMEDIATE RELEASE

DATAKEY, INC. ANNOUNCES
THIRD QUARTER RESULTS

MINNEAPOLIS, October 25, 1999 - Datakey, Inc. (Nasdaq:DKEY) today reported results for the quarter ended October 2, 1999. Revenue for the third quarter increased eight percent to $1,487,000 from $1,374,000 for the same period last year. Net loss for the quarter was $662,000, or nineteen cents per share, versus $577,000, or twenty-one cents per share, in the year-earlier period.

Revenue for the nine-month period declined thirteen percent to $4,001,000 from $4,600,000, in the year earlier period. Net loss increased to $2,295,000, or seventy-one cents per share, from $1,479,000, or sixty-six cents per share, in the year-earlier period. The prior year nine-month period included a one-time adjustment of fourteen cents per share for an assumed preferred stock dividend related to a "beneficial conversion" feature in the series A preferred stock sold in May 1998.

"Third quarter revenue increased by 29% over last quarter due to an increase in activity in our electronic products business segment and an increase in revenue from the information security business," said Carl P. Boecher, CEO of Datakey. Mr. Boecher continued, "There is no question that our information security business has developed much slower than we had anticipated. However, there were indications in the third quarter that Datakey's information security products were generating increasing interest. Bookings of new information security product orders in the third quarter exceeded $500,000 for the first time in corporate history. It is too early to determine if this trend will continue on a quarter to quarter basis, but it does mean that we are making progress. If bookings continue to increase in the quarters ahead, we believe that information security product revenue in the year 2000 may increase significantly over 1999 revenues."

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



Mr. Boecher said, "The slower-than-anticipated development of our information business has resulted in the continuation of substantial losses in 1999. Those losses have resulted in significant liquidity issues for Datakey. Datakey has a bank line of credit based upon 80 percent of the Company's domestic accounts receivable which can be terminated by the bank on demand at its discretion. Borrowing availability under this line, based upon the level of domestic accounts receivable and current borrowing outstanding, was $155,000 as of October 22, 1999. Despite a private placement which generated net proceeds of $1,220,000 in June 1999, management believes that Datakey will require at least $600,000 in additional capital to ensure that it will be able to fund its operations over the next six months. The Company is currently in the process of seeking additional private capital and, based on preliminary discussions with investors, believes it will be successful."

Datakey, Inc. is an international supplier of electronic products and services. The Company provides product, system and subsystem solutions to record, store, and transmit electronic information. Datakey also provides products and systems directed to the information security market which enable user identification and authentication, secure data exchange, and information validation. It also provides OEM products, consisting of proprietary memory keys, cards, and other custom-shaped tokens, that serve as a convenient way to carry electronic information and are packaged to survive in portable environments.

Shares of Datakey's common stock are traded on the Nasdaq/NNM under the symbol DKEY. Web address is http://www.datakey.com. Datakey press releases are available by fax through Company News On-Call at 800-758-5804, ext. 231950, or at http://www.prnewswire.com.

This press release contains forward-looking statements relating to an increase in EP revenue, continuing progress in sales of ISS products, and ability to raise additional working capital to fund the Company's operations for six months. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, introduction of new products by competitors, technical difficulties, the inability of the Company to meet information security product sales projections in the fourth quarter of 1999 and the year 2000 resulting in continued material losses and cash flow deficiencies, lack of sufficient investor interest in the Company's current private placement offering and the risk factors detailed from time to time in Datakey's periodic reports and registration statements filed with the Securities and Exchange Commission.


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




                                  DATAKEY, INC.
                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)
                                     ($000s)

                                              THREE MONTHS ENDED                 NINE MONTHS ENDED
                                      OCT. 2, 1999       OCT. 3, 1998      OCT. 2, 1999      OCT. 3, 1998
                                      ------------       ------------      ------------      ------------

TOTAL REVENUE                          $     1,487       $     1,374       $     4,001       $     4,600

COSTS AND EXPENSES :
        COST OF SALES                          949               859             2,451             2,799
        RESEARCH & DEVELOPMENT                 501               402             1,542             1,214
        SALES & MARKETING                      482               500             1,618             1,479
        GENERAL & ADMINISTRATIVE               218               210               687               632
                                       -----------       -----------       -----------       -----------
             TOTAL COSTS & EXPENSES          2,150             1,971             6,298             6,124
                                       -----------       -----------       -----------       -----------



        OPERATING (LOSS)                      (663)             (597)           (2,297)           (1,524)

INTEREST INCOME                                  1                20                 2                45
                                       -----------       -----------       -----------       -----------
NET INCOME BEFORE TAXES                       (662)             (577)           (2,295)           (1,479)

INCOME TAX  EXPENSE                              0                 0                 0                 0
                                       -----------       -----------       -----------       -----------
NET  LOSS                              $      (662)      $      (577)      $    (2,295)      $    (1,479)
                                       ===========       ===========       ===========       ===========

LOSS PER SHARE BEFORE                  $     (0.18)      $     (0.20)      $     (0.69)      $     (0.51)
                                       ===========       ===========       ===========       ===========
PREFERRED DIVIDENDS

LOSS PER SHARE                         $     (0.19)      $     (0.21)      $     (0.71)      $     (0.66)
                                       ===========       ===========       ===========       ===========

WEIGHTED AVERAGE                         3,651,772         2,949,066         3,308,103         2,918,782
      COMMON SHARES



                           SELECTED BALANCE SHEET DATA
                                   (UNAUDITED)
                                     ($000s)

                                      OCT. 2, 1999    DECEMBER 31, 1998
                                      ------------    -------------
ASSETS
        CASH & MARKETABLE             $        20       $       854
        SECURITIES
        OTHER CURRENT ASSETS                2,364             1,924
        NON CURRENT ASSETS                  1,485             1,758
                                      -----------       -----------
             TOTAL ASSETS             $     3,869       $     4,536
                                      ===========       ===========



LIABILITIES & EQUITY
        CURRENT LIABILITIES           $     1,185       $       732
        OTHER LIABILITIES                       0                 0
        EQUITY                              2,684             3,804
                                      -----------       -----------

        TOTAL LIABILITIES & EQUITY    $     3,869       $     4,536
                                      ===========       ===========